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                                                                    EXHIBIT 10.6


                        INVESTMENT MANAGEMENT AGREEMENT

            This Agreement, dated as of June 15, 1998 is between Scottish Life Assurance (Cayman), Ltd., a Cayman Islands insurance company ("Scottish
Life") and Maverick Capital, Ltd., a Texas limited partnership ("Maverick").

            In consideration of the mutual promises herein contained, the parties agree as follows:

     1. Scottish Life hereby retains Maverick to act as an investment manager for Scottish Life, and to invest and reinvest the assets of Scottish Life from time to time turned over to Maverick by Scottish Life and designated in writing by Scottish Life to be included under this agreement.

     2. Both parties agree that to discharge its duties hereunder Maverick may elect to deposit the funds delivered by Scottish Life for investment management hereunder in Maverick Fund, Ltd., a pooled investment vehicle managed by Maverick. In such case, Maverick shall be entitled to receive only the fees it is otherwise entitled to receive under its investment management agreement with Maverick Fund, Ltd.

     3. In the event Maverick elects to manage the investment assets of Scottish Life delivered hereunder in a separate account, Maverick shall be entitled to receive fees based on the same compensation formula under which it is compensated by Maverick Fund.

     4. This agreement may be terminated by either party upon 45 days written notice, provided that in the event Maverick has elected to deposit the Scottish Life investment assets in Maverick Fund, Ltd. those funds will be returned to Scottish Life in accordance with the withdrawal provisions of Maverick Fund, Ltd.

     5. Scottish Life acknowledges that it has reviewed, consents to and understands the provisions of the investment management documents of Maverick Fund, Ltd., and further acknowledges that prior to the delivery by it of any funds for management by Maverick hereunder, Scottish Life will meet the definition of a "qualified purchaser" under the terms of the Investment Company Act of 1940, as amended. In the event Maverick elects to place the investment assets of Scottish Life in Maverick Fund, Ltd., Scottish Life will execute the appropriate subscription documents for Maverick Fund, Ltd.

     6. This agreement shall not be assigned by either party without the express written consent of the other.

     7. This agreement shall be governed by and construed in accordance with the laws of the State of Texas.


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   In witness whereof the parties have executed the agreement as of the date set forth above.

                                          Scottish Life Assurance (Cayman) Ltd.

                                          /s/ Michael C. French
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                                          By: Michael C. French


                                          Maverick Capital, Ltd.


                                          /s/ Lee S. Ainslie
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                                          By: Lee S. Ainslie